Exhibit 10.4

Financial  Life Planning
LLC

 December 18, 2009

PERSONAL & CONFIDENTIAL

Brian Ross
CEO
Accelerize New Media, Inc.
12121 Wilshire Boulevard., Suite 322
Los Angeles, CA 90025

Re:           Engagement Letter

Dear Brian:

Financial Life Planning LLC ("Financial Life Planning," unless otherwise indicated) is pleased to submit this letter of engagement ("this Agreement") setting forth the terms and conditions whereby Financial Life Planning will act as the non-exclusive financial advisor and financing agent for Accelerize New Media, Inc. (OTCBB: ACLZ.OB) ( the "Company"), in advising, seeking, arranging and negotiating the private placement of securities   ("Equity") (collectively, the "Transaction").

1.	Services of Financial Life Planning

Financial Life Planning will endeavor, on a best efforts basis, to obtain one or more commitments for the Transaction in the form of a commitment letter or binding agreement or definitive agreement or other similar document (individually a "Commitment" or collectively the "Commitments") from one or more financial institutions, institutional investors, or other sources (each, a "Financial Source").  The major terms of the Transaction must be deemed acceptable to the Company as evidenced by the Company's written acceptance of a Commitment.  During the term of the Agreement, Financial Life Planning will be prepared, upon your written request, to:

1.1
Assist the Company in the preparation of materials (collectively, "Documents") that include select business and financial information about the Company, a description of the proposed Transaction with proposed terms and conditions, and other relevant information as a Financial Source may request.

1.2	Contact and seek to elicit interest from one or more Financial Sources to participate in the Transaction.

Page 1 of 8	Confidential	Not for Disclosure

1.3	Coordinate inquiries from and assist in the preparation of additional Documents providing such information and analyses as may be requested by Financial Source.

1.4
Advise the Company as to the procedures to obtain a favorable Transaction, and assist the Company in evaluating the terms and conditions of any Commitment; provided, however, that Financial Life Planning will not be a material participant or negotiator in any Transaction.

The Company hereby grants Financial Life Planning the right and authority to perform these services, to locate Financial Sources and to obtain Commitments during the term of the Agreement.  If the Company accepts or otherwise enters into any Commitment from a Financial Source during the term of this Agreement and the Company closes the Transaction under such Commitment, the Company expressly agrees that Financial Life Planning's services have been fully performed as outlined herein, and the Company shall pay Financial Life Planning compensation as outlined herein.

2.	Terms and Conditions

2.1
Authority.  The Company represents and warrants that the Company is in all respects qualified and authorized to accept the Commitments being arranged by Financial Life Planning.  Financial Life Planning is not responsible for the qualifications of the Company, the vesting or quality of title or any other matters affecting the consummation of the Transaction.

2.2
Completion.  If, within twelve months from the earlier of the expiration date or termination of this Agreement, the Company accepts and closes any Commitment for a Transaction from any Financial Source introduced to the Company by Financial Life Planning, the Company and Financial Life Planning expressly agree and understand that Financial Life Planning has performed its services and is entitled to compensation as provided herein to the Company, the Company agrees that it will fully disclose discussions and activities with Financial Sources introduced by Financial Life Planning, initiated by the Company to secure financing during the term of this Agreement.

Page 2 of 8	Confidential	Not for Disclosure

2.3
Company Information.  The Company represents and warrants that all information (a) made available to Financial Life Planning by the Company or (b) contained in the Documents will to the best of the Company’s knowledge, at all times during the period of the engagement of Financial Life Planning hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made.  The Company further represents and warrants that any projections provided to Financial Life Planning or contained in the Documents will have been prepared in good faith to the best of the Company’s knowledge and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable.  The Company acknowledges and agrees that, in rendering its services hereunder, Financial Life Planning will be using and relying on such information and additional information available from public or other sources without independent verification, that Financial Life Planning will not assume responsibility for the accuracy or completeness of such information (included in the Documents or otherwise), and that Financial Life Planning will not undertake to make an independent appraisal of any of the assets of the Company or any of its subsidiaries.

2.4
Indemnification. The Company acknowledges that Financial Life Planning, in the performance of its duties under this Agreement, must rely upon the accuracy and completeness of information that the Company and its personnel and agents supply to the Financial Life Planning. Accordingly, the Company agrees to indemnify, hold harmless and defend the Financial Life Planning, its officers, agents and/or employees from any claims, costs, expenses and damages sought in any legal proceeding or suit that arises out of or is based upon any breach of any representations or warranties made by the Company  pursuant to this Agreement, including without limitation any based on inaccurate or incomplete material information that the Company supplies Financial Life Planning; provided, however, that the Company  shall not be obligated to indemnify Financial Life Planning for any damages  against the Company based on proven intentional material misstatements, misrepresentations, or negligence by  Financial Life Planning.

3.	Compensation/Payment for Services Performed

As compensation for Financial Life Planning's services, the Company will pay, or cause to be paid, the following fees to Financial Life Planning:

3.1	Compensation to Financial Life Planning

3.1.1
A contingent cash transaction fee (the "Success Fee") equal to eight percent (8%) of the amount of any Commitment from Financial Sources introduced by Financial Life Planning, which has closed and became a part of the Transaction.  The Success Fee shall be due and payable to Financial Life Planning, only from proceeds of the Transaction actually received by the Company, on the date of the first closing or funding of the Transaction with any Financial Source introduced by Financial Life Planning.  Success Fee(s) for funding of the Transaction actually received by the Company in the future from Financial Sources introduced by Financial Life Planning are due and payable to Financial Life Planning at the time they are received by the Company, and will be paid from the proceeds of that funding activity. The Success Fee shall be reduced by the amount of the fees actually received by Financial Life Planning.  The Success Fee shall be based on the value of the Transaction or a series of Transactions with the Financial Source. The Success Fee shall be earned once the Company enters into a Transaction which the parties agree is defined as the selling of stock, and/or creating a debt instrument for cash actually received by the Company.   All earned Success Fees shall be payable to Financial Life Planning by wire contemporaneously from the proceeds of funds provided at closing of each Transaction.

Page 3 of 8	Confidential	Not for Disclosure

3.1.2
In addition, the Company agrees to issue to Financial Life Planning or its designees, Warrants to purchase the number of shares of the common stock of the Company that have an aggregate value (based on the equity price per share established at the closing of the Transaction) equal to eight percent (8.0%) of the amount of proceeds from the Transaction with the Financial Source introduced by Financial life Planning (the "Warrants").  The Warrants shall be earned as of the first closing of the Transaction, and shall contain terms and conditions which mirror those of the Transaction.

4.	Representations and Warranties

4.1
Each of the Company and Financial Life Planning hereby agrees, warrants and represents to conduct the Transaction in a manner intended to qualify for the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), provided by Section 4(2) of the Act.  Each of the Company and Financial Life Planning hereby agrees, warrants and represents to limit offers to sell, and solicitations of offers to buy, securities of the Company in connection with the Transaction to persons reasonably believed by it to be “qualified institutional buyers” as such term is defined in Rule 144A under the Act and “accredited investors” as such term is defined in Rule 501(a) of Regulation D promulgated under the Act.

4.2
Each of the Company and Financial Life Planning hereby agrees warrants and represents that any offers made in connection with the Transaction will be made only to prospective purchasers on an individual basis and that no form of general solicitation or general advertising (within the meaning of Rule 502 under the Act) will be used in connection with the Transaction.  Each of the Company and Financial Life Planning hereby agrees, warrants and represents to conduct the Transaction in a manner intended to comply with the registration or qualification requirements, or available exemptions there from, under applicable state “blue sky” laws and applicable securities laws of other jurisdictions.

4.3
Financial Life Planning represents and warrants that it understands that the availability of a securities law exemption for the Transaction may depend on it being a registered broker/dealer.  Accordingly, Financial Life Planning hereby indemnifies and holds harmless the Company and its affiliates, controlling persons, directors, officers, representatives and agents against any and all losses, claims, damages or liabilities (including, without limitation, reasonable attorneys fees and expenses) to which the Company and such persons may become subject arising out of or in connection with Financial Life Planning's failure to be so registered or any breach of representations or warranties made by Financial Life Planning in this Agreement.

Page 4 of 8	Confidential	Not for Disclosure

4.4	The Company may decline to consummate the Transaction with any Financial Source or any other party, in the Company's sole and absolute discretion.

5.	Miscellaneous

5.1
Term.  This Agreement will become effective upon the date of its acceptance by the Company (the "Effective Date") and will continue thereafter for a period ending February 28, 2010.  Thereafter, this Agreement may be extended for an additional ninety (90) day period if the parties shall agree to such extension in writing .  It is expressly agreed that the provisions of paragraphs 2.3, , , and 3.1 of this Agreement shall survive any expiration or termination of this Agreement for five years from the date thereof and that paragraphs 2.4, 4.1, 4.2 and 4.3 shall survive any expiration or termination of this Agreement indefinitely.

5.2
Confidentiality.  Except as contemplated by the terms hereof or as required by applicable law, Financial Life Planning shall keep confidential all material non-public information provided to it by the Company, and shall not disclose such information to any third party, other than such of its employees and advisors as Financial Life Planning determines to have a need to know.  The documents and any other information or data about the Company, its subsidiaries or their assets will only be made available to a Financial Source upon the execution of a confidentiality agreement prepared by Financial Life Planning and acceptable to the Company.

5.3
Nature of Engagement.  Financial Life Planning is being retained to serve as the non-exclusive financial advisor solely to the Company, and the engagement of Financial Life Planning shall not be deemed to be on behalf of and is not intended to confer rights or benefits upon any shareholder or creditor of the Company or its subsidiaries or upon any other person.  Unless expressly agreed to in writing by Financial Life Planning, no one other than the Company is authorized to rely upon this engagement of Financial Life Planning or any statements, conduct or advice of Financial Life Planning.  No opinion or advice of Financial Life Planning shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public or other references to Financial Life Planning (or to such opinions or advice) be made without the express prior written consent of Financial Life Planning, which consent shall not be unreasonably withheld.

5.5
Parties.  This Agreement shall be binding upon the parties and their successors and assigns and shall also inure to the benefit of the Indemnified Persons designated herein and their heirs and assigns.  By signing this Agreement, the signing party represents that such party has unconditional authority to enter into and bind that party to its obligations set forth in this Agreement.

Page 5 of 8	Confidential	Not for Disclosure

5.6
Arbitration.  Any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby shall be settled by arbitration in the County of New York, New York in accordance with the commercial arbitration rules then in effect of the American Arbitration Association ("AAA"), by a single arbitrator selected in accordance with the rules of the AAA.  Any award entered by the arbitrator shall be final, binding and nonappealable with judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction.  On reasonable notice after the commencement of the arbitration and before any hearing, each party shall produce to the other all documents relevant to the subject matter of the dispute.  Any dispute as to the relevance of material or any other dispute of whatever nature arising out of or connected with or related to discovery of materials shall be determined by the arbitrator.  This arbitration provision shall be specifically enforceable.  The fees of the American Arbitration Association and the arbitrator and any expenses relating to the conduct of the arbitration shall be split and paid equally between the Company and Financial Life Planning.

5.7
Modifications and Amendments.  This Agreement represents the entire understanding between the Company and Financial Life Planning with respect to the Transaction, and all prior discussions are merged herein.  It is understood that Financial Life Planning's obligations under this Agreement is to use its best efforts throughout the period for which it acts as the Company's exclusive agent as described herein.  Financial Life Planning' engagement is not intended to provide the Company or any other person or entity with any assurances that any Transaction will be consummated.

5.8
Independent Contractor.  Financial Life Planning is an independent contractor in performing its services hereunder and cannot be considered an employee or partner of the Company. Financial Life Planning will not have any right or authority to bind the Company or otherwise create any obligations of any kind on behalf of the Company and will make no representation to any third party to the contrary.

5.9
Other.  The Company acknowledges that Financial Life Planning may provide similar services to other clients in the Company's industry including but not limited to public relations, investor relations, road shows, consulting and/or communications services; this Agreement shall not be assigned by either party without the written consent of the other party; and  the Company's signature to this Agreement will also acknowledge that the Company has disclosed to Financial Life Planning any prospective Financial Sources with whom the Company has had conflict and they are listed on a separate schedule signed by the parties hereto, or none exist.

Page 6 of 8	Confidential	Not for Disclosure

5.10	This Agreement may not be amended or modified except pursuant to a writing signed by all parties and shall be governed by and construed in accordance with the laws of the State of New York.

If the foregoing correctly sets forth the entire understanding and agreement between Financial Life Planning and the Company, please have an authorized person of the Company so indicate by signing and dating in the spaces provided for that purpose below and return an executed copy to Financial Life Planning.

------ SIGNATURE PAGE TO FOLLOW ------

Page 7 of 8	Confidential	Not for Disclosure

IN WITNESS WHEREOF:

The parties have caused this Agreement to be executed in duplicate by their duly authorized representatives.

FINANCIAL LIFE PLANNING

By: /s/ Raymond Markman
     Raymond Markman, President

 ACCELERIZE NEW MEDIA, INC.
12121 Wilshire Boulevard., Suite 322
Los Angeles, CA 90025

By: /s/ Brian Ross
Brian Ross
Chief Executive Officer
December 18, 2009
Date

Page 8 of 8	Confidential	Not for Disclosure

ENGAGEMENT LETTER AGREEMENT AMENDMENT

This ENGAGEMENT LETTER AGREEMENT AMENDMENT (the “Amendment”) is effective as of February 18, 2010 by and between Ray Markman and his firm Financial Life Planning LLC, and Accelerize New Media, Inc.( "Company") Together, Ray Markman and his firm Financial Life Planning LLC and Company are referred to as the "Parties:"

W I T N E S S E T H:

WHEREAS, the Parties entered into an Engagement Letter Agreement dated December 18, 2009 (“the Agreement”), whereby Financial Life Planning LLC was appointed non-exclusive financial advisor and financing agent of the Company during the Term of the Agreement for the purpose of advising, seeking, arranging and negotiating the private placement of Company’s securities.

WHEREAS, the Parties desire to amend certain provisions of the Agreement pertaining to the entity name listed on the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Financial Life Planning LLC and Company agree that the Agreement is amended as follows:

1.	Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.	Amendment of Opening Paragraph of Agreement. The Opening Paragraph of the Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

“Ray Markman and his firm Financial Life Planning LLC ("Financial Life Planning," unless otherwise indicated) is pleased to submit this letter of engagement ("this Agreement") setting forth the terms and conditions whereby Financial Life Planning will act as the non-exclusive financial advisor and financing agent for Accelerize New Media, Inc. (OTCBB: ACLZ.OB) ( the "Company"), in advising, seeking, arranging and negotiating the private placement of securities   ("Equity") (collectively, the "Transaction").”

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Effective Date.

For: Ray Markman and his firm Financial Life Planning LLC

By:	/s/Ray Markman
Ray Markman

For: Accelerize New Media, Inc.

By:	/s/ Brian Ross
Brian Ross
Its:	Chief Executive Officer